                               LAND O'LAKES, INC.
                                  NEWS RELEASE


FOR MORE INFORMATION, CONTACT:
Lydia Botham -- 651-481-2123
Dave Karpinski -- 651-481-2360


                   LAND O'LAKES REPORTS THIRD QUARTER RESULTS
           Year-to-date sales $4.4 billion, net earnings $42.9 million

October 23, 2003 (Arden Hills, Minn.) -- Land O'Lakes, Inc. today reported its third quarter and year-to-date financial results, while also commenting on individual business unit performance and progress against key strategic initiatives.

Year-to-date, sales are $4.4 billion with net earnings of $42.9 million, compared to sales of $4.3 billion and net earnings of $35.3 million in the first nine months of 2002. For the third quarter, traditionally the company's weakest, Land O'Lakes is reporting $1.58 billion in sales and a net loss of $1.4 million, compared to $1.4 billion in sales and a net loss of $12.0 million in 2002.

Bond EBITDA for the third quarter was $30.6 million, versus $35.4 million in the third quarter of 2002. For the first nine months of 2003, Bond EBITDA was $116.1 million, versus $136.2 million last year. Excluding litigation settlements, the year-to-date 2003 Bond EBITDA was $93.6 million, down 5.8% versus the 2002 Bond EBITDA of $99.4 million for the first three quarters, before settlements. The company indicated that it was lowering its full-year Bond EBITDA forecast from $230 million to $210 million.

Land O'Lakes reported progress against its key strategic initiatives.

STRATEGIC INITIATIVES
Land O'Lakes continues to report progress in paying down debt, portfolio management and the building of its branded businesses.

Paying down debt. Land O'Lakes paid down term debt by $25 million during the third quarter and made another $16 million payment in October. Year-to-date, principal payments on the company's term debt have totaled $121 million. As Land O'Lakes closed the third quarter, its long-term debt to capital ratio was 3 percentage points better than one year ago.

The company maintained strong liquidity, ending the quarter with a combination of cash-on-hand and unused borrowing authority totaling more than $225 million. Land O'Lakes remained in compliance with all its financing covenants.

Growing Branded Businesses. Land O'Lakes completed the roll out of two new Dairy Foods products--LAND O LAKES Spreadable Butter with Canola Oil and LAND O LAKES Soft Baking Butter with Canola Oil. Consumer acceptance of these soft-from-the-refrigerator products has been strong and sales are running ahead of forecasts. Land O'Lakes also continues to build on the strength of its brands in Deli Cheese, where branded volume was up 3%.

In Ag Services, Land O'Lakes CROPLAN GENETICS brand is helping drive a record year in Seed; sales for the AgriSolutions-branded crop protection product line are up nearly 30% over a year ago; and the company's feed brands (LAND O LAKES and Purina) remain formidable assets.

Proactive Portfolio Management. Land O'Lakes continued efforts to reduce its invested capital and exposure to market risk in Swine. Year-to-date, volume in Farrow-to-Finish and higher-risk Swine Programs was down 12%.

The company is continuing efforts to reposition underperforming manufacturing assets in the Upper Midwest. Land O'Lakes completed the sale of its Perham, Minn., plant and will close its Volga, S.D., plant once Davisco Foods International's new cheese manufacturing facility in Lake Norden, S.D., is fully operational. Land O'Lakes has a milk supply and cheese marketing agreement with Davisco in place.

DAIRY FOODS
Dairy Foods is reporting a pretax loss of $19.0 million dollars through September, as compared to a loss of $15.4 million over the first three quarters of 2002. Dairy Food sales through September were $2.1 billion, down about 3% from one year ago.

Dairy Foods Value Added operations achieved $21.7 million in pretax earnings through September, as compared to $23.5 one year ago. Year-to-date volumes for retail butter and spreads, driven by the strength of the LAND O LAKES brand, were up 3.3% versus 2002. In Deli, overall volumes were down 4%, while volume in higher-margin, branded Deli Cheese lines was up 3%. Through September, total cheese volume was about 2% behind one year ago, with a significant decline in retail cheese volumes being offset by volume increases in foodservice cheese.

Overall Foodservice volume was up about 4.5%, driven primarily by strong sales in the school and casual and mid-scale restaurant channels.

Despite recent market improvements, Land O'Lakes continues to face significant challenges in its Dairy Foods Industrial (manufacturing) operations. Industrial is reporting a year-to-date pretax loss of $40.6 million, as compared to a $38.9 million loss in 2002. While there have been recent improvements in dairy markets, year-to-date average milk, butter, whey and nonfat dry milk prices still remain below the first three quarters of 2002, while cheese prices are up about 6.5%.

Finally, the allocation of additional staff and resources to resolve performance issues at Cheese and Protein International (CPI), the company's world-class cheese production plant in Tulare, Calif., is showing results. Early packaging issues have been resolved, and customer approval rates and make allowances in both cheese and whey have shown improvement. Land O'Lakes continues to position CPI for the scheduled Phase II expansion, which should significantly reduce per-unit costs.

FEED
Feed sales through September were $1.8 billion, and remain basically even with one year ago. Feed's year-to-date pretax earnings of $25.0 million, were down from $38.8 million through September of 2002. However, the 2002 earnings included $35.9 million in vitamin litigation settlement revenues, as compared to $22.4 million in litigation settlements over the first three quarters of this year. Factoring out litigation settlements, 2003 pretax earnings in Feed are running approximately even with 2002.

Feed's livestock volumes are down 12% through September, with swine feed down 17% and dairy feed down 10%. Depressed dairy and swine markets have been key factors in volume declines. In the beef feed area, volume is up 3% year-to-date and 6% for the third quarter. Overall, lifestyle feed is down 4%, primarily due to a 12% decline in grass cattle feed volumes. The company realized growth in other lifestyle feed segments including companion animal feed, with volume up 2% for the year, and horse feed, with volume up 6% through September.

SWINE
Year-to-date, swine prices averaged $41.44/cwt, compared to $37.15/cwt for the same period one year ago. As a result, the company is reporting a $6.7 million loss in Swine through September, as compared to an $11.3 million loss over the same period last year.

LAYERS/EGGS
MoArk, the joint venture through which Land O'Lakes participates in the egg market, continues to deliver improved performance--reflecting stronger egg prices over the first three quarters of 2003. The egg business generated $9.2 million in earnings, as compared to a loss of $12.8 million over the same period last year. Also contributing to this improved performance was approximately $4 million in growth-related synergies and cost-saving initiatives.

Dollar sales in eggs totaled $377 million through September, up 13% from one year ago. LAND O LAKES-branded eggs continued to perform well, with sales of
3.2 million dozen through September, a 23% increase over one year ago.

SEED
Seed is reporting $13.9 million in earnings through the third quarter, as compared to $10.0 million through the third quarter of 2002. Seed sales volumes through September are up 32% in corn, 27% in soybeans and 10% in alfalfa.

AGRONOMY
Land O'Lakes is reporting $27.8 million in pretax earnings in Agronomy through September, generated primarily through its 50% ownership in the Agriliance joint venture. These earnings are up from $16.5 million one year ago. Notably, Agriliance (which operates on a September 1-August 31 fiscal year) has reported increased earnings for three consecutive years.

INVESTOR CALL
Land O'Lakes, Inc. third quarter earnings call for investors will begin at 1:00 p.m., Eastern Time, Thursday, October 23, 2003. Presentation materials related to the call will be made available on Thursday morning at Land O'Lakes Web site, www.landolakesinc.com, under the heading "Our Company," then "Investor Call" and will be available through November 6, 2003.

The dial-in numbers are:
USA - 1-888-323-5253
International - 1-773-756-4622
Passcode: "Land O'Lakes"

A replay of the conference call will be available through November 6, 2003, at:
USA - 1-800-754-7907
International - 1-402-220-0367
The replay access ID is #8403

Land O'Lakes is a national, farmer-owned food and agricultural cooperative, with annual sales of approximately $6 billion. Land O'Lakes does business in all 50 states and more than 50 countries. It is a leading marketer of a full line of dairy-based consumer, foodservice and food ingredient products across the United States; serves its international customers with a variety of food and animal feed ingredients; and provides farmers and local cooperatives with an extensive line of agricultural supplies (feed, seed, crop nutrients and crop protection products) and services.

                                      -30-


                              CAUTIONARY STATEMENT
This document contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that are based on management's current expectations and assumptions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. For a further discussion of important risk factors that may materially affect management's estimates and Land O'Lakes results, please see the risk factors contained in Land O'Lakes Annual Report filed on Form 10-K for the year ended December 31, 2002 which can be found, free of charge, on the Securities and Exchange Commission web site (www.sec.gov) and the company's website (www.landolakesinc.com).

                               LAND O'LAKES, INC.
                           CONSOLIDATED BALANCE SHEETS
                                ($ IN THOUSANDS)

                                                                          SEPTEMBER 30,          DECEMBER 31,
                                                                              2003                  2002
                                                                          -------------          ------------
                                                                           (UNAUDITED)

ASSETS
Current assets:
     Cash and short-term investments                                         $ 20,800              $ 64,327
     Restricted cash                                                           20,000                     -
     Receivables, net                                                         457,920               567,584
     Receivable from legal settlement                                               -                96,707
     Inventories                                                              500,795               446,386
     Prepaid expenses                                                          50,871               189,246
     Other current assets                                                      41,161                13,878
                                                                          -----------           -----------
         Total current assets                                               1,091,547             1,378,128

Investments                                                                   541,172               545,592
Property, plant and equipment, net                                            641,491               579,860
Property under capital lease                                                  111,558               105,736
Goodwill, net                                                                 373,680               323,413
Other intangibles                                                             105,279               101,770
Other assets                                                                  206,159               211,823
                                                                          -----------           -----------
         Total assets                                                     $ 3,070,886           $ 3,246,322
                                                                          ===========           ===========


LIABILITIES AND EQUITIES
Current liabilities:
     Notes and short-term obligations                                     $    81,223           $    37,829
     Current portion of long-term debt                                         72,434               104,563
     Current portion of obligation under capital lease                         10,083               108,279
     Accounts payable                                                         372,544               701,786
     Accrued expenses                                                         228,493               204,629
     Patronage refunds and other member equities payable                        8,900                12,388
                                                                          -----------           -----------
         Total current liabilities                                            773,677             1,169,474

Long-term debt                                                              1,023,555             1,007,308
Obligation under capital lease                                                101,708                     -
Employee benefits and other liabilities                                       140,012               104,340
Deferred tax liabilities                                                       41,878                     -
Minority interests                                                             60,710                53,687

Equities:
     Capital stock                                                              2,143                 2,190
     Member equities                                                          870,813               873,659
     Accumulated other comprehensive loss                                      (4,733)                    -
     Retained earnings                                                         61,123                35,664
                                                                          -----------           -----------
         Total equities                                                       929,346               911,513
                                                                          -----------           -----------
Commitments and contingencies
                                                                          -----------           -----------
Total liabilities and equities                                            $ 3,070,886           $ 3,246,322
                                                                          ===========           ===========

                               LAND O'LAKES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                ($ IN THOUSANDS)
                                   (UNAUDITED)

                                                                THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,                       SEPTEMBER 30,
                                                          -----------------------------       ----------------------------
                                                              2003              2002              2003             2002
                                                          -----------       -----------         ---------        ---------
Net sales                                                 $ 1,580,288       $ 1,371,735         4,430,783        4,323,737
Cost of sales                                               1,446,319         1,259,003         4,046,342        3,939,127
                                                          -----------       -----------         ---------        ---------
Gross profit                                                  133,969           112,732           384,441          384,610

Selling, general and administration                           122,047           123,595           352,276          375,309
Restructuring and impairment charges                              302               942             3,169            8,218
                                                          -----------       -----------         ---------        ---------
Earnings (loss) from operations                                11,620           (11,805)           28,996            1,083

Interest expense, net                                          19,313            18,052            53,589           53,000
Gain on legal settlements                                      (3,355)           (4,136)          (22,532)         (36,835)
Gain on sale of intangibles                                         -                 -              (550)          (4,184)
(Gain) loss on divestiture of businesses                            -            (3,730)              700           (4,935)
Loss (gain) on sale of investment                                  26                 -              (820)               -
Equity in (earnings) loss of affiliated companies              (5,587)            4,544           (56,018)         (29,822)
Minority interest in earnings (loss) of subsidiaries              723            (1,365)            3,639           (1,455)
                                                          -----------       -----------         ---------        ---------
Earnings (loss) before income taxes                               500           (25,170)           50,988           25,314
Income tax expense (benefit)                                    1,863           (13,182)            8,041          (10,018)
                                                          -----------       -----------         ---------        ---------
Net (loss) earnings                                       $    (1,363)      $   (11,988)        $  42,947        $  35,332
                                                          ===========       ===========         =========        =========

                               LAND O'LAKES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                ($ IN THOUSANDS)
                                   (UNAUDITED)

                                                                                   NINE MONTHS ENDED
                                                                                      SEPTEMBER 30,
                                                                              ----------------------------
                                                                                2003                2002
                                                                              --------            --------

Cash flows from operating activities:
       Net earnings                                                           $ 42,947            $ 35,332
       Adjustments to reconcile net earnings to net cash
         provided (used) by operating activities:
          Depreciation and amortization                                         83,460              77,280
          Amortization of deferred financing charges                             3,489               2,289
          Bad debt expense                                                       2,699               3,132
          Proceeds from patronage revolvement received                           2,671                 319
          Non-cash patronage income                                             (1,638)               (530)
          Receivable from legal settlement                                      96,707                   -
          Deferred income tax expense                                            6,757                   -
          Decrease (increase) in other assets                                    8,908             (32,120)
          Increase in other liabilities                                          4,027               4,966
          Restructuring and impairment charges                                   3,169               8,218
          Loss (gain) on divestiture of businesses                                 700              (4,935)
          Equity in earnings of affiliated companies                           (56,018)            (29,822)
          Minority interests                                                     3,639              (1,455)
          Other                                                                (12,623)             (6,236)
       Changes in current assets and liabilities, net of acquisitions and divestitures:
          Receivables                                                          142,395             104,574
          Inventories                                                          (16,563)            (18,982)
          Other current assets                                                 149,350              98,752
          Accounts payable                                                    (348,329)           (284,304)
          Accrued expenses                                                      14,233              34,248
                                                                              --------            --------
        Net cash provided (used) by operating activities                       129,980              (9,274)

Cash flows from investing activities:
       Additions to property, plant and equipment                              (55,329)            (57,258)
       Payments for investments                                                 (9,815)             (5,069)
       Proceeds from divestiture of businesses                                     465               3,351
       Proceeds from sale of investments                                         3,000              21,084
       Proceeds from sale of property, plant and equipment                      18,084              11,655
       Dividends from investments in affiliated companies                        5,193               8,632
       Increase in restricted cash                                             (20,000)                  -
       Other                                                                     2,998               3,980
                                                                              --------            --------
       Net cash used by investing activities                                   (55,404)            (13,625)

Cash flows from financing activities:
       Increase in short-term debt                                              13,330              42,407
       Proceeds from issuance of long-term debt                                  6,215               4,773
       Payments on principal of long-term debt                                (107,126)            (81,775)
       Payments on principal of capital lease obligation                        (7,171)                  -
       Payments for redemption of member equities                              (23,797)            (36,970)
       Other                                                                       446               2,173
                                                                              --------            --------
       Net cash used by financing activities                                  (118,103)            (69,392)
                                                                              --------            --------
       Net decrease in cash and short-term investments                         (43,527)            (92,291)
Cash and short-term investments at beginning of period                          64,327             130,169
                                                                              --------            --------
Cash and short-term investments at end of period                              $ 20,800            $ 37,878
                                                                              ========            ========

                               LAND O'LAKES, INC.
                                     EBITDA
                                ($ IN THOUSANDS)
                                   (UNAUDITED)

                                                                                               TWELVE
                                           THREE MONTHS ENDED        NINE MONTHS ENDED      MONTHS ENDED
                                             SEPTEMBER 30,             SEPTEMBER 30,        SEPTEMBER 30,
                                         -----------------------  ------------------------  --------------
                                            2003         2002         2003         2002          2003
                                         ----------  -----------  -----------  -----------  --------------
NET (LOSS) EARNINGS                       $ (1,363)   $ (11,988)    $ 42,947     $ 35,332      $  106,502
Income taxes expense (benefit)               1,863      (13,182)       8,041      (10,018)         15,857
Minority interest in earnings (loss) of
subsidiaries                                   723       (1,365)       3,639       (1,455)         10,581
Equity in (earnings) loss of affiliated
companies                                   (5,587)       4,544      (56,018)     (29,822)        (48,871)
Interest expense, net                       19,313       18,052       53,589       53,000          69,435
Cash (non-cash) patronage income               607         (174)       1,921         (117)          1,740
Joint venture cash distributions             4,945        3,703        7,743        8,632          26,669
Depreciation and amortization               29,456       25,535       83,460       79,569         107,590
Non-cash impairment charges                      -          728          342        3,631          14,950
One-time items not included in bond EBITDA  (5,995)      (3,730)     (13,765)      (9,119)        (13,822)
Severance costs incurred - PMI acquisition       -          211            -          882           7,821
Unrealized hedging (gain) loss                (923)       3,903       (6,897)      (7,391)           (645)
Unrestricted entities - EBITDA             (12,449)       9,123       (8,888)      13,086          (3,423)
                                          --------     --------    ---------    ---------      ----------
 BOND EBITDA                              $ 30,590     $ 35,360    $ 116,114    $ 136,210      $  294,384
                                          ========     ========    =========    =========      ==========


ADJUSTMENTS TO BANK EBITDA:
Finance Co. and Conroe ACS restricted for Bank                                                     (1,043)
Net legal accruals                                                                                 (3,841)
Restructuring charges less cash paid                                                                 (753)
Purina related - one-time charges                                                                   8,839
Non-cash one-time items / reserves                                                                 (8,067)
Gain on sale of assets                                                                             19,429
                                                                                               ----------
 BANK EBITDA                                                                                   $  308,948
                                                                                               ==========

BANK COVENANTS

Interest expense coverage ratio - required (greater than or equal to) 2.5                          4.49 x
Leverage ratio - required  (less than or equal to) 4.25                                            2.81 x

Consolidated cash interest expense (1)
Interest expense                                                                               $   69,435
Interest earned                                                                                     9,701
Change in accrued interest                                                                          1,642
Unrestricted subs interest expense                                                                 (5,726)
Non-cash amortized financing costs                                                                 (6,227)
                                                                                               ----------
   TOTAL BANK CONSOLIDATED CASH INTEREST EXPENSE                                               $   68,825
                                                                                               ==========

Consolidated Indebtedness (2)
TOTAL INDEBTEDNESS (INCLUDING CAPITAL LEASES AND CAPITAL SECURITIES)                           $1,289,003
Less capital securities                                                                          (190,700)
Less CPI capital lease                                                                           (101,480)
Less MoArk capital lease                                                                          (10,311)
Less MoArk debt                                                                                  (107,102)
Less CPI bonds                                                                                    (10,000)
Less other unrestricted subs debt                                                                    (774)
                                                                                               ----------
   TOTAL BANK CONSOLIDATED INDEDTEDNESS                                                        $  868,636
                                                                                               ==========


BOND COVERAGE RATIO

Interest expense coverage ratio - required  (greater than or equal to) 2.5                         4.42 x

Bond consolidated interest expense
INTEREST EXPENSE                                                                               $   69,435
Unrestricted subs interest expense                                                                 (2,958)
Capitalized interest                                                                                  145
Interest on sales lease back transaction                                                               39
                                                                                               ----------
   TOTAL BOND CONSOLIDATED INTEREST EXPENSE                                                    $   66,661
                                                                                               ==========

-----------

(1) Dividends on capital securities are included in interest expense.

(2) Capital securities and external debt of unrestricted subsidiaries are excluded from the bank indebtedness calculation as per the Credit Agreement.